UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 28, 2022

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices)

(312) 618-1322

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH.BC	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $11.50 per share	UPH.WS.BC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 28, 2022, the Chancery Court of the State of Delaware (the “Court”) scheduled a trial from October 24 to October 28, 2022 in the case entitled Jeffery R. Bray and Chirinjeev Kathuria v. Avi Katz, et al., and UpHealth, Inc., C.A. No. 2022-0489-LWW. The postponed 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of UpHealth, Inc. (the “Company”) will occur after the trial and final decision by the Court. The trial will address issues that will enable the Company to determine the quorum threshold to be used by UpHealth for the Annual Meeting when the Annual Meeting occurs. The Company presently anticipates that it will set a new record date and a date for the postponed Annual Meeting for some date after the trial and will not use any proxies or voting instructions previously provided to the Company by its stockholders.

Participants in the Solicitation

The Company and its respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the matters noticed for the Annual Meeting in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 31, 2022 (the “Proxy Statement”), as such Proxy Statement may be supplemented or amended after the trial. Information regarding the Company’s directors and executive officers is available in the Proxy Statement.

Additional Information and Where to Find It

In connection with the Annual Meeting and the matters noticed for the Annual Meeting in the Proxy Statement, the Company has filed with the SEC and mailed the Proxy Statement to its stockholders, and anticipates that it will supplement or amend the Proxy Statement after the trial, and further anticipates that it will mail any supplement or amendment to its stockholders. This Current Report does not contain all the information that should be considered in respect of the matters to be considered for the Annual Meeting Statement, and the Company anticipates that additional information will be set forth in any supplement or amendment to the Proxy Statement, which stockholders and other interested persons are advised to read, when available. The Company anticipates that when available, any supplement or amendment will be mailed to stockholders of the Company as of a new record date established for voting at the Annual Meeting.

Stockholders may also obtain a copy of the Proxy Statement, as well as other documents filed by the Company, including any supplement or amendment to the Proxy Statement, with the SEC without charge, at the SEC’s website located at www.sec.gov.

No Solicitation

This Current Report shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the matters noticed for the Annual Meeting in the Proxy Statement.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, the Annual Meeting and ongoing litigation involving the directors. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this communication are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including uncertainty regarding the outcome of litigation. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2022

By:	/s/ Dr. Ramesh Balakrishnan
Name:	Dr. Ramesh Balakrishnan
Title:	Chief Executive Officer